Exhibit 99.1

[LOGO] STATE STREET

For Everything You Invest InSM

225 Franklin Street

Boston, MA 02110-2804

United States of America

News Release

For Immediate Release

Contact:	Edward J. Resch	Investors:	Kelley MacDonald	Media:	Hannah Grove
	+1 617/664-1110		+1 617/664-3477		+1 617/664-3377

STATE STREET CORPORATION ANNOUNCES

SECOND-QUARTER RESULTS

Operating profit improves sequentially

Global Securities Services integration on track

Boston, MA ... July 15, 2003

State Street Corporation announced today a second-quarter loss per share of $0.07, representing a net loss of $23 million on revenue of $1,082 million. Results for the second quarter include pre-tax restructuring charges of $292 million, or $0.57 per share, related to State Street’s previously announced expense-reduction program. In addition, the company has settled the previously disclosed tax matter relating to its REIT with the Massachusetts Department of Revenue, creating a tax benefit of $13 million, or $0.04 per share, which represents half of the $0.08 provision taken in the first quarter of 2003. The company has agreed to sell certain real estate in suburban Boston, resulting in a $13 million pre-tax charge, or $0.03 per share. Also, the company recorded pre-tax merger and integration costs of $18 million, or $0.03 per share, related to the Global Securities Services business (GSS), which State Street acquired from Deutsche Bank on January 31. These second-quarter items, in the aggregate, result in a net charge of $0.59 per share.

In reporting its financial results for the second quarter of 2003, State Street has prepared information in four categories:

■	“Reported” results are in accordance with generally accepted accounting principles (GAAP).

■	“Operating” results are “reported” results excluding significant charges, such as restructuring charges, the settlement of the REIT tax matter, the writedown

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associated with the pending sale of certain real estate, merger and integration costs, and results of the divested Corporate Trust business. They are presented on a taxable-equivalent basis.

■	“GSS contribution” results are the revenue and expenses, including financing costs and amortization of intangibles, attributable to the GSS business acquired on January 31, 2003, as well as revenue and expenses from “out-of-scope” GSS business that were not part of the acquisition, but commenced in the second quarter of 2003. Per-share amounts reflect the effect on outstanding shares due to the acquisition.

■	“Baseline” results are “operating” results excluding “GSS contribution” and are presented on a taxable-equivalent basis.

State Street believes that providing non-GAAP financial information assists investors and others by providing them with financial information in a format that provides comparable financial trends of ongoing business activities.

Baseline earnings per share were $0.52, compared to baseline earnings per share of $0.56 for the second quarter of 2002, and up 13% from $0.46 in the first quarter. Second quarter of 2002 baseline results exclude $9 million of pre-tax income, or $0.02 per share, attributable to the Corporate Trust business divested at the end of 2002 and excludes $20 million, or $0.04 per share, for severance and outplacement costs, now reclassified as a restructuring charge and excluded from baseline results. Baseline revenue of $958 million was down 4% from the second quarter of 2002, primarily due to lower net interest income and securities lending revenue, partially offset by the increase in servicing fees.

In the second quarter, the GSS business contributed $150 million in total revenue; $148 million of fee revenue, $5 million in “out-of-scope” fee revenue, and $2 million of net interest revenue, offset by net interest costs of $5 million attributable to the acquisition financing. The GSS business operated on a break-even basis in the second quarter on a per-share basis, whether we include or exclude “out-of-scope” revenue and expenses.

Operating earnings per share, which exclude the one-time charges recorded in the second quarter of 2003, were $0.52, down 7% from a year ago, but up 18% from $0.44 in the first quarter. Operating revenue increased 11%, or $113 million, to $1,108 million from the second quarter of 2002. Operating return on stockholders’ equity was 13.4% for the quarter.

The following table summarizes State Street’s baseline, GSS, operating, and reported results for the second quarters of 2002 and 2003. Detailed information is available in the Addendum Selected Financial Information tables included with this press release.

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Dollars in millions except per share data; shares in millions

	Three months ended
	June 30, 2003				June 30, 2002
	Baseline(b)	GSS(c)	Operating(a)	Reported	Operating(a)	Reported
Fee revenue	$741	$153	$894	$881	$725	$745
All other revenue	217	(3)	214	201	270	258

Total revenue	958	150	1,108	1,082	995	1,003
Total expenses	689	140	829	1,139	704	738
Taxes	102	3	105	(34)	106	87

Net income	$167	$7	$174	$(23)	$185	$178

Diluted eps	$0.52	$0.00	$0.52	$(0.07)	$0.56	$0.54
Diluted shares	320		334	334	328	328

(a)	excludes significant charges and in 2002, the results of the divested Corporate Trust business; presented on a taxable-equivalent basis

(b)	excludes GSS contribution and significant charges; presented on a taxable-equivalent basis

(c)	revenue and expenses, including financing costs and amortization of intangibles, attributable to the GSS business acquired January 31, 2003, as well as revenue and expenses from “out-of-scope” revenue which were not part of the transaction, but excluding merger and integration costs. Per-share amounts reflect the effect on outstanding shares due to the acquisition.

David A. Spina, State Street’s chairman and chief executive officer, said, “I feel very good about our business, in terms of both the opportunities we have in front of us and our ability to perform. State Street is a very strong company today. We’re the world leader in investment servicing, institutional investment management, and securities lending. We’re on schedule in integrating the GSS business. We continue to win more than our share of new business. And we have succeeded in reducing our operating expense run rate, meeting the objectives we established at the beginning of the quarter.

“I am excited about our future, and look forward to the benefits we’ll realize from our significantly larger scale and our ability to find new ways to help our clients succeed. All of us at State Street are committed to creating outstanding value for our stockholders. We are laying a solid foundation for State Street’s continued long-term growth.”

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SECOND-QUARTER RESULTS VS. FIRST QUARTER

On a reported basis, the second quarter loss per share of $0.07 compares to net income per share of $0.29 in the first quarter. Total revenue in the second quarter of $1,082 million is up 6% versus $1,020 million in the first quarter.

On a baseline basis, second quarter net income of $0.52 per diluted share is up 13% from $0.46 per share on a revenue gain of 2%, from $941 million to $958 million, and a $16 million, or 2% reduction in expenses to $689 million.

SECOND QUARTER RESULTS VS. YEAR-AGO QUARTER

On a reported basis, the second-quarter loss per share was $0.07, reflecting a net loss of $23 million, and total revenue was $1,082 million. In the second quarter of 2002, State Street earned $178 million, or $0.54 per share, on $1,003 million in revenue.

On an operating basis, diluted earnings per share were $0.52. Net income was $174 million, and revenue was $1,108 million. In the second quarter of 2002, net income was $185 million, or $0.56 per share, on revenue of $995 million.

On a baseline basis, diluted earnings per share were $0.52, net income was $167 million, and revenue was $958 million in the second quarter.

State Street generates revenue by providing sophisticated global investors with integrated products, services and strategies that support their investment and business goals. The following review of specific revenue and expense lines uses baseline results to provide consistent comparable data to the year-earlier period.

Servicing fees are derived from accounting, administration, custody, daily pricing, performance and analytics, compliance monitoring, and operations outsourcing for investment managers. Baseline servicing fees were up 7%, to $390 million from $365 million. The increase was attributable to business gained through an acquisition in July 2002, as well as from new business from existing and new clients, offset by lower average equity markets. Daily average values for the S&P 500 Index were down 12% from the second quarter of 2002; daily average values for the MSCI® EAFE IndexSM were down 15%. Total assets under custody were $8.5 trillion, including $1.9 trillion attributable to the GSS business.

Baseline management fees from investment management services, delivered through State Street Global Advisors, were $125 million, compared to $129 million a year ago. Management fees reflected continued new business success, but were affected by a decline in average month-end equity valuations. Total assets under management were $901 billion, compared to $770 billion the previous year.

Baseline securities lending revenue was $57 million in the quarter, compared to $68 million the previous year. The decline in securities lending revenue reflects narrower interest-rate spreads due to a less favorable interest-rate environment

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compared to a year ago, which more than offset growth in volume of securities on loan.

Baseline foreign exchange trading revenue was $93 million for the quarter, compared to $92 million a year ago.

Baseline brokerage fees were $27 million, compared to $31 million a year ago, driven by lower transaction volumes. Baseline processing fees and other increased $9 million to $49 million. Securities gains of $8 million compared to $10 million last year.

Baseline net interest revenue was $209 million, a decline of $52 million, or 20%, from a year ago. Lower yields on assets, reflecting the continuing decline in interest rates, drove the decrease in net interest revenue. State Street provides repurchase agreements and deposit services for clients’ investment activities, which generate net interest revenue.

Baseline operating expenses were $689 million, down $15 million, or about 2%, from $704 million a year ago. Lower direct controllable expenses and salaries and benefits expenses largely offset increased spending for transaction processing services, information systems and communications, and occupancy expenses. State Street has implemented cost-reduction plans expected to reduce operating expenses by approximately $110 million for the remainder of 2003. The company will continue to invest in the key initiatives that offer the greatest opportunity for future growth.

GSS ACQUISITION AND INTEGRATION UPDATE

Based on the second quarter 2003 operations, the business as acquired, excluding “out-of-scope” revenues and expenses, is generating approximately $580 million of annualized revenue and about $532 million of annualized expenses. The results do not include revenue and expenses associated with the GSS business in Italy (which closed this month) and Austria. As previously disclosed, we expect to retain 89% of the available client revenue acquired, which excludes “out-of-scope” revenues. State Street is ahead of schedule in reducing GSS expenses in the acquired business, and expects to meet or exceed its targets for cost savings.

Based on the first five-months’ operating results, excluding “out-of-scope” revenue and expenses, State Street believes it will meet its previously-disclosed expectation that the acquisition will be dilutive to operating earnings per share by approximately $0.01 to $0.03 in 2003. The merger and restructuring costs associated with the acquisition in 2003 are expected to be $90-110 million on a pre-tax basis, approximately $55 million of which have been recorded in the first two quarters.

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EXPENSE CONTROL MEASURES

After taking into effect the full impact of recent employee reductions, the Company’s workforce would stand at about 19,100 which includes the employees devoted to the GSS business. As previously disclosed, State Street expects to add between 800 and 1000 employees over the next year, as well as continuing its previously announced staff reductions related to the acquired GSS business. As previously announced, State Street completed a number of actions which are expected to reduce its operating expenses by approximately $55 million per quarter for the remainder of 2003, compared to its first-quarter baseline run rate, all else being equal.

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today, Tuesday, July 15, 2003, at 9:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/457-2621. Recorded replays of the conference call will be available on the web site, and by telephone at +1 402/220-4230, beginning at noon Friday. This press release and additional financial information is available on State Street’s website, at www.statestreet.com/stockholder, under “Financial Reports.”

State Street Corporation (NYSE: STT) is the world’s leading specialist in providing sophisticated global investors with investment servicing and investment management. With $8.5 trillion in assets under custody and $901 billion in assets under management, State Street is headquartered in Boston, Massachusetts and operates in 22 countries and over 100 markets worldwide. For more information, visit State Street’s web site at www.statestreet.com or call 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 202/266-3340 outside those countries.

This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment. Those statements are based on current expectations and involve a number of risks and uncertainties, including those related to the pace at which State Street adds new clients or at which existing clients use additional services, the value of global and regional financial markets, the pace of cross-border investment activity, changes in interest rates, the pace of worldwide economic growth and rates of inflation, the extent of volatility in currency markets, consolidations among clients and competitors, State Street’s business mix, the dynamics of markets State Street serves, and State Street’s success at integrating and converting acquisitions into its business. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street’s 2002 annual report and subsequent SEC filings. State Street encourages investors to read the corporation’s annual report, particularly the section on factors that may affect financial results, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, July

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15, 2003, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

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STATE STREET CORPORATION

Addendum Earnings Digest(1)

(Dollars in millions, except per share data)

	Quarter ended June 30,		% Change
	2003(2)	2002
Revenue	$1,082	$1,003	8
Earnings	(23)	178
Diluted earnings per share	(.07)	.54

	Six Months ended June 30,		% Change
	2003(2)	2002
Revenue	$2,102	$1,984	6
Earnings	73	356	(79)
Diluted earnings per share	.22	1.08	(80)

(1)	Information presented in accordance with accounting principles generally accepted in the United States.
(2)	Includes the impact of restructuring charges

Addendum page 1

STATE STREET CORPORATION

Addendum Selected Financial Information

I.	CONSOLIDATED STATEMENT OF INCOME PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

	Quarter ended June 30,		Six months ended June 30,
(Dollars in millions, except per share data)	2003	2002	2003	2002
Fee Revenue
Servicing fees	$482	$384	$920	$753
Management fees	130	129	255	253
Global securities lending	76	68	131	132
Foreign exchange trading	103	91	175	159
Brokerage fees	27	31	57	54
Processing fees and other	63	42	133	91

Total fee revenue	881	745	1,671	1,442
Net Interest Revenue
Interest revenue	401	510	798	1,034
Interest expense	208	261	401	504

Net interest revenue	193	249	397	530
Provision for loan losses		1		2

Net interest revenue after provision for loan losses	193	248	397	528
Gains on the sales of available-for-sale investment securities	8	10	34	14

Total Revenue	1,082	1,003	2,102	1,984
Operating Expenses
Salaries and employee benefits	444	424	887	845
Information systems and communications	140	91	270	187
Transaction processing services	79	59	151	118
Occupancy	76	60	147	120
Merger and integration costs	18		55
Restructuring	292	20	292	20
Other	90	84	171	163

Total operating expenses	1,139	738	1,973	1,453

Income before income taxes	(57)	265	129	531
Income taxes	(34)	87	56	175

Net Income	$(23)	$178	$73	$356

Earnings Per Share
Basic	$(.07)	$.55	$.22	$1.10
Diluted	(.07)	.54	.22	1.08
Average Shares Outstanding (in thousands)
Basic	331,325	323,858	330,452	323,774
Diluted	333,971	328,262	333,039	328,450
Return on equity	—%	17.3%	7.2%	17.8%
Cash dividends declared per share	$.14	$.12	$.27	$.23

II. OTHER FINANCIAL INFORMATION

	Quarters ended June 30,
(Dollars in millions, except per share data or where otherwise indicated)	2003	2002
Assets under custody (in billions)	$8,516	$6,202
Assets under management (in billions)	901	770
Assets under trusteeship (in billions)	—	689
Total assets	$83,102	$80,328
Long-term debt	1,676	1,272
Stockholders’ equity	5,085	4,187
Closing price per share of common stock	$39.40	$44.70

Addendum Page 2

STATE STREET CORPORATION

Addendum Selected Financial Information

III.	INCOME STATEMENT INFORMATION

	Reconciliation of Financial Results
	(Dollars in millions)
	Three Months Ended June 30, 2003
	Baseline Results	GSS Results(a,d)		Operating Results	Other			Reported Results
Fee Revenue
Servicing fees	$390	$92		$482	$			$482
Management fees	125	5		130				130
Global securities lending	57	19		76				76
Foreign exchange trading	93	10		103				103
Brokerage fees	27			27				27
Processing fees and other	49	27		76		(13	)(b)	63

Total fee revenue	741	153		894		(13	)(b)	881
Net Interest Revenue	209	(3	)(c)	206		(13	)(e)	193
Provision for loan losses

Net interest revenue after provision for loan losses (taxable-equivalent basis)	209	(3	)(c)	206		(13	)(e)	193

Gains on the sales of available-for-sale investment securities, net	8			8				8

Total Revenue	958	150		1,108		(26)		1,082
Operating Expenses
Salaries and employee benefits	391	53		444				444
Information systems and communications	100	40		140				140
Transaction processing services	63	16		79				79
Occupancy	65	11		76				76
Merger and integration costs						18		18
Restructuring						292		292
Other	70	20	(g)	90				90

Total operating expenses	689	140		829		310		1,139

Income before income taxes	269	10		279		(336)		(57)
Income taxes	89	3		92		(126	)(f)	(34)
Taxable-equivalent adjustment	13			13		(13	)(e)

Net Income	$167	$7		$174		$(197)		$(23)

Earnings Per Share	$.52	$—		$.52		$(.59)		$(.07)
Average Diluted Shares (in thousands)	319,904	14,067		333,971				333,971
Return on equity	13.0%			13.4%				—%

Notes:

Reported results agree with the Corporation's Consolidated Statement of Income

(a)	Includes $5 million of revenue and $7 million of expenses related to out-of-scope client relationships

(b)	Represents a valuation reserve on certain assets classified as available-for-sale

(c)	Includes $5 million of net interest costs attributable to the GSS acquisition financing

(d)	Includes ($.03) impact due to changes in shares outstanding attributable to the acquisition

(e)	Taxable-equivalent adjustment is not included in reported results

(f)	Reflects the settlement of the previously announced Massachusetts tax legislation issue ($13 million tax benefit) as well as the tax benefit related to the valuation reserve and restructuring, merger and integration costs

(g)	Includes amortization of intangible expense of $7 million

Addendum Page 3

STATE STREET CORPORATION

Addendum Selected Financial Information

III.	INCOME STATEMENT INFORMATION

	Reconciliation of Financial Results
	(Dollars in millions)
	Six Months Ended June 30, 2003
	Baseline Results	GSS Results (a,d)		Operating Results	Other			Reported Results
Fee Revenue
Servicing fees	$770	$150		$920	$			$920
Management fees	247	8		255				255
Global securities lending	102	29		131				131
Foreign exchange trading	160	15		175				175
Brokerage fees	57			57				57
Processing fees and other	99	47		146		(13	)(b)	133

Total fee revenue	1,435	249		1,684		(13	)(b)	1,671
Net Interest Revenue	430	(7	)(c)	423		(26	)(e)	397
Provision for loan losses

Net interest revenue after provision for loan losses (taxable-equivalent basis)	430	(7	)(c)	423		(26	)(e)	397
Gains on the sales of available-for-sale investment securities, net	34			34				34

Total Revenue	1,899	242		2,141		(39)		2,102
Operating Expenses
Salaries and employee benefits	799	88		887				887
Information systems and communications	200	70		270				270
Transaction processing services	128	23		151				151
Occupancy	129	18		147				147
Merger and integration costs						55		55
Restructuring						292		292
Other	138	33	(g)	171				171

Total operating expenses	1,394	232		1,626		347		1,973

Income before income taxes	505	10		515		(386)		129
Income taxes	167	3		170		(114	)(f)	56
Taxable-equivalent adjustment	26			26		(26	)(e)

Net Income	$312	$7		$319		$(246)		$73

Earnings Per Share	$.98	$(.02	)(d)	$.96		$(.74)		$.22
Average Diluted Shares (in thousands)	318,972	14,067		333,039				333,039
Return on equity	12.4%			12.7%				7.2%

Notes:

Reported results agree with the Corporation's Consolidated Statement of Income.

(a)	Includes $5 million of revenue and $7 million of expenses related to out-of-scope client relationships

(b)	Represents a valuation reserve on certain assets classified as available-for-sale

(c)	Includes $10 million of net interest costs attributable to the GSS acquisition financing

(d)	Includes ($.05) impact due to changes in shares outstanding attributable to the acquisition

(e)	Taxable-equivalent adjustment is not included in reported results

(f)	Reflects the impact of a certain Massachusetts tax legislation issue ($12 million tax expense) as well as the tax benefit related to the valuation reserve and restructuring, merger and integration costs

(g)	Includes amortization of intangible expense of $12 million

Addendum Page 4

STATE STREET CORPORATION

Addendum Selected Financial Information

IV.	INCOME STATEMENT INFORMATION—BASELINE YEAR OVER YEAR

Baseline results are reported results excluding GSS contribution, restructuring, merger and integration costs, valuation reserves, tax legislation impact and results of a divested business and are presented on a taxable-equivalent basis.

	For the Quarter Ended June 30,			For the Six Months Ended June 30,
(Dollars in millions, except per share data)	2003	2002 (a)	% Change	2003	2002 (a)	% Change
Fee Revenue
Servicing fees	$390	$365	7%	$770	$714	8%
Management fees	125	129	(3)	247	253	(2)
Global securities lending	57	68	(16)	102	132	(23)
Foreign exchange trading	93	92	1	160	160
Brokerage fees	27	31	(14)	57	54	4
Processing fees and other	49	40	18	99	88	11

Total fee revenue	741	725	2	1,435	1,401	2
Net Interest Revenue	209	261		430	554
Provision for loan losses		1			2

Net interest revenue after provision for loan losses (taxable-equivalent basis)	209	260	(20)	430	552	(22)

Gains on the sales of available-for-sale investment securities, net	8	10	(23)	34	14

Total Revenue	958	995	(4)	1,899	1,967	(3)
Operating Expenses
Salaries and employee benefits	391	415	(6)	799	828	(4)
Information systems and communications	100	90	10	200	184	8
Transaction processing services	63	58	10	128	116	11
Occupancy	65	59	10	129	118	10
Other	70	82	(15)	138	158	(13)

Total operating expenses	689	704	(2)	1,394	1,404	(1)

Income before income taxes	269	291	(8)	505	563	(10)
Income taxes	89	91		167	176
Taxable-equivalent adjustment	13	15		26	30

Net Income	$167	$185	(9)	$312	$357	(13)

Diluted Earnings Per Share	$.52	$.56	(7)	$.98	$1.08	(9)

(a)	Reflects restatement of originally issued finanical results to exclude the results of operations of the divested corporate trust activities and the reclassification of certain restructuring costs now shown as a component of reported results rather than baseline results

Addendum Page 5

STATE STREET CORPORATION

Addendum Selected Financial Information

IV.	INCOME STATEMENT INFORMATION—OPERATING

Operating results are reported results excluding significant charges, restructuring, merger and integration costs and results of divested business and are presented on a taxable-equivalent basis.

	For the Quarter Ended June 30,			For the Six Months Ended June 30,
(Dollars in millions, except per share data)	2003	2002 (a)	% Change	2003	2002 (a)	% Change
Fee Revenue
Servicing fees	$482	$365	32%	$920	$714	29%
Management fees	130	129	1	255	253	1
Global securities lending	76	68	12	131	132
Foreign exchange trading	103	92	13	175	160	10
Brokerage fees	27	31	(14)	57	54	4
Processing fees and other	76	40	90	146	88	65

Total fee revenue	894	725	23	1,684	1,401	20
Net Interest Revenue	206	261		423	554
Provision for loan losses		1			2

Net interest revenue after provision for loan losses (taxable-equivalent basis)	206	260	(21)	423	552	(23)
Gains on the sales of available-for-sale investment securities, net	8	10	(23)	34	14

Total Revenue	1,108	995	11	2,141	1,967	9
Operating Expenses
Salaries and employee benefits	444	415	7	887	828	7
Information systems and communications	140	90	55	270	184	46
Transaction processing services	79	58	37	151	116	31
Occupancy	76	59	29	147	118	25
Other	90	82	10	171	158	8

Total operating expenses	829	704	18	1,626	1,404	16

Income before income taxes	279	291	(4)	515	563	(9)
Income taxes	92	91		170	176
Taxable-equivalent adjustment	13	15		26	30

Net Income	$174	$185	(6)	$319	$357	(11)

Diluted Earnings Per Share	$.52	$.56	(7)	$.96	$1.08	(11)

(a)	Reflects restatement of originally issued finanical results to exclude the results of operations of the divested corporate trust activities and the reclassification of certain restructuring costs now shown as a component of reported results rather than operating results

Addendum Page 6

STATE STREET CORPORATION

Addendum Consolidated Statement of Condition

(Dollars in millions)	June 30, 2003	December 31, 2002	June 30, 2002
Assets
Cash and due from banks	$5,580	$1,361	$1,960
Interest-bearing deposits with banks	22,198	28,143	25,602
Securities purchased under resale agreements and securities borrowed	10,657	17,215	17,771
Federal funds sold	1,050		2,550
Trading account assets	444	984	872
Investment securities	29,704	28,071	20,016
Loans (less allowance of $61, $61 and $63)	5,957	4,113	5,368
Premises and equipment	1,015	887	863
Accrued income receivable	942	823	853
Goodwill	1,213	462	477
Other intangible assets	495	127	139
Other assets	3,847	3,608	3,857

Total Assets	$83,102	$85,794	$80,328

Liabilities
Deposits:
Noninterest-bearing	$11,491	$7,279	$10,031
Interest-bearing—U.S.	6,411	9,005	8,657
Interest-bearing—Non-U.S.	30,454	29,184	28,284

Total Deposits	48,356	45,468	46,972
Securities sold under repurchase agreements	19,891	21,963	20,122
Federal funds purchased	1,153	3,895	1,972
Other short-term borrowings	2,035	3,440	1,131
Accrued taxes and other expenses	2,238	1,967	1,649
Other liabilities	2,668	3,004	3,023
Long-term debt	1,676	1,270	1,272

Total Liabilities	78,017	81,007	76,141
Stockholders’ Equity
Preferred stock, no par: authorized 3,500,000; issued none
Common stock, $1 par: authorized 500,000,000; issued 337,135,000, 329,992,000 and 329,994,000	337	330	330
Surplus	336	104	103
Retained earnings	4,455	4,472	3,893
Other unrealized comprehensive gain	146	106	117
Treasury stock at cost (4,268,000, 5,065,000 and 5,949,000 shares)	(189)	(225)	(256)

Total Stockholders’ Equity	5,085	4,787	4,187

Total Liabilities and Stockholders’ Equity	$83,102	$85,794	$80,328

Addendum Page 7